Exhibit 99.1

NEWS RELEASE
LINN ENERGY ANNOUNCES PRICING OF ITS PUBLIC OFFERING OF 15 MILLION UNITS
Houston, March 23, 2010 — LINN Energy, LLC (NASDAQ: LINE) announced today the pricing of its public offering of 15,000,000 units of its limited liability company interests at a price of $25.00 per unit. The underwriters have an option to purchase up to an additional 2,250,000 units from the Company at the public offering price less the underwriting discount. The offering is expected to settle and close on March 29, 2010, subject to customary closing conditions.
The Company expects to receive net proceeds of approximately $360 million (or approximately $414 million if the underwriters exercise their option to purchase an additional 2,250,000 units) from the offering and intends to use a portion of the proceeds to fund the recently announced acquisition of natural gas properties in the Antrim Shale of Michigan from HighMount Exploration & Production LLC. The remainder of the proceeds will be used to reduce debt under the Company’s revolving credit facility.
Barclays Capital, Citi, RBC Capital Markets Corporation, UBS Investment Bank and Wells Fargo Securities acted as joint book-running managers for the offering. A copy of the prospectus supplement and the base prospectus relating to the offering may be obtained from:
Barclays Capital
c/o Broadridge, Integrated Distribution Services
1155 Long Island Avenue
Edgewood, NY 11717
Phone: (888) 603-5847
Email: Barclaysprospectus@broadridge.com
Citi
Brooklyn Army Terminal
140 58th Street, 8th Floor
Brooklyn, NY 11220
Phone: (800) 831-9146
Email: batprospectusdept@citi.com
RBC Capital Markets Corporation
Three World Financial Center
200 Vesey Street, 8th Floor
New York, NY 10281-8098
Attention: Equity Syndicate
Phone: (212) 428-6670
UBS Investment Bank
299 Park Avenue
New York, NY 10171
Toll free: (888) 827-7275
Attn: Prospectus Department
Wells Fargo Securities
375 Park Avenue
New York, NY 10152.
Attn: Equity Syndicate Dept.
Phone: (800) 326-5897
Email: equity.syndicate@wachovia.com

This press release does not constitute an offer to sell or a solicitation of an offer to buy units or any other securities, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering of these securities may be made only by means of the prospectus supplement and the related base prospectus.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling the toll-free numbers listed above.
This press release includes “forward-looking statements” within the meaning of the federal securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include the Company’s plans to complete a public offering of 15,000,000 units of its limited liability company interests. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, including market conditions, operational developments with respect to the Company and other factors described in the Company’s reports filed with the SEC.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.
ABOUT LINN ENERGY
LINN Energy’s mission is to acquire, develop and maximize cash flow from a growing portfolio of long-life oil and natural gas assets. LINN Energy is an independent oil and natural gas development company, with approximately 1.7 Tcfe of proved reserves in producing U.S. basins as of year-end 2009.
CONTACTS:	Investors: LINN Energy, LLC Clay Jeansonne, Vice President — Investor Relations 281-840-4193

Media: LINN Energy, LLC Paula Beasley, Manager, Public Affairs & Communications 281-840-4183